Exhibit 99.1

BioTime, Inc. to Provide Company Updates During Investor Day, October 28, 2013

ALAMEDA, Calif.--(BUSINESS WIRE)--October 28, 2013--BioTime, Inc. (NYSE MKT: BTX) announced today that it will be holding its annual Investor Day providing company updates at the Harvard Club in New York City. The presentations will be available on the company website, www.biotimeinc.com.

Thomas Okarma, M.D., Ph.D., President and CEO of Asterias Biotherapeutics Inc., will present a summary of Asterias, a new subsidiary of BioTime. Asterias recently acquired Geron Corporation’s human embryonic stem cell assets, as well as certain assets from BioTime, including rights to use certain human embryonic stem cell lines developed by BioTime’s subsidiary ES Cell International Pte Ltd., minority stakes in two of BioTime’s other subsidiaries, and BioTime common shares.

William Tew, Ph.D., BioTime’s Chief Commercial Officer will provide an update on the development of Renevia™. In his presentation, Dr. Tew will announce that enrollment in a safety trial evaluating Renevia™, a proprietary injectable matrix designed to facilitate the stable engraftment of transplanted cells, is complete and the initial ten subjects who each received one subcutaneous injection of Renevia™ have been followed for three weeks after treatment and to date, Renevia™ has been well-tolerated by all patients with no serious adverse events.

BioTime will also describe new work using BioTime’s HyStem® technology to develop 3D cell culture platforms for improved methods of screening new anti-cancer drug candidates in a project funded by a research grant from the National Institutes of Health.

Charles S. Irving, Ph.D., the CEO of BioTime’s subsidiary Cell Cure Neurosciences Ltd. will provide an update on the development of OpRegen®. In his presentation, Dr. Irving will describe the unmet medical needs and markets for the treatment of the dry form of age-related macular degeneration (AMD), and the advantages of Cell Cure’s OpRegen® which has been produced from human embryonic stem cells in culture conditions free of animal products, eliminating the need for designating the product as a xenotransplantation therapeutic. Dr. Irving’s presentation will contain assessments of Cell Cure’s approach by key opinion leaders in the fields of macular degeneration and human embryonic stem cell research. Dr. Irving will describe the progress of the ongoing preclinical studies which are expected to lead to regulatory filings for the initiation of human clinical trials in 2014.

Joe Wagner, Ph.D., the CEO of BioTime’s subsidiary OncoCyte Corporation will provide an update on development of the Company’s PanC-Dx™ family of cancer diagnostic products. Dr. Wagner will describe genomic and proteomic technology developed at OncoCyte that forms the basis of these products. His talk will include information on plans for clinical trials of PanC-Dx™ in breast cancer and bladder cancer screening and new planned clinical trial in mammography patients and the recently announced lung cancer study being conducted with The Wistar Institute.

David Warshawsky, the CEO of BioTime’s subsidiary LifeMap Sciences, Inc., will provide an update on LifeMap’s business. He will report on the Integrated Biomedical Knowledgebase and discovery platform for biomedical research, including GeneCards®, LifeMap Discovery™ and MalaCards.

Francois Binette, Ph.D., the Vice President of Research and Business Development of BioTime’s subsidiary OrthoCyte Corporation, will describe the discovery effort at OrthoCyte focusing on the development of novel regenerative therapeutics for various orthopedic diseases and injuries. Dr. Binette will also describe some of the promising results obtained with the collaboration of University of California San Diego Prof. Koichi Masuda M.D., Director of Skeletal Translational Research Laboratory, Department of Orthopaedic Surgery, School of Medicine, using progenitor OTX-05,-07,-09 in an ex vivo model for degenerative disc disease, the principal cause of chronic back pain. Chronic back pain is one of the largest health economics burden in modern societies since there are no treatment or cure for a condition that affects more than 85% of the population in their lifetime.

David Larocca, Ph.D., the recently appointed vice president of research and development of BioTime’s subsidiary ReCyte Therapeutics, Inc., will provide an update on the development of vascular progenitor cells for the treatment of heart disease.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  ES Cell International Pte Ltd., a Singapore private limited company, develops hES products for research use.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of blood and lymphatic vascular disorders, as well as products for research using iPS and other cell reprogramming technology.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological degenerative diseases. Its lead product is OpRegen® for the treatment of macular degeneration.
  LifeMap Sciences, Inc. markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  Asterias Biotherapeutics, Inc. is a new subsidiary that recently acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Lesley Stolz, PhD
Executive Vice President, Corporate Development
510-521-3390, ext 367
lstolz@biotimemail.com
or
Judith Segall
510-521-3390, ext 301
jsegall@biotimemail.com